FIRST AMENDMENT TO
                                       THE
                                CONTRACT OF LEASE


     This First Amendment to the Contract of Lease made and executed by and between:

     REBECCA A. YNARES, Filipino, of legal age, with residence and postal address at No. 25 Rizal St., San Carlos Heights Subdivision, Tayunlan, Binangonan, Rizal, hereinafter known as the LESSOR;

                                     - and -


     MOMENTUM INTERNET (PHILIPPINES) INC., a corporation duly organized and existing under the laws of the Republic of tile Philippines, with office address at Penthouse 3 Manila Luxury Condominium, Pearl Drive, Ortigas Center, Pasig City, represented herein by its President, ANTHONY TOBIN, hereinafter known as the LESSEE.


                                WITNESSETH: That

     WHEREAS, on _ December 1998, the parties executed a Contract of Lease (the "Contract") more particularly described as Doc. No. Page No. __, Book No. Series of 1998 in the Notarial Registry of a notary public of the City of

     WHEREAS, the Parties desire to amend certain provision of the Contract;

     NOW THEREFORE, the parties agrees as follows:

Section 1. Paragraph 5.3 of the Contract is hereby amended to read as follows:

     Paragraph 5.3 The LESSEE shall not make any alterations, additions or repairs, nor start or proceed with any repair work, or in any case, introduce improvements without obtaining the LESSOR's written approval and consent: and the parties hereto agree that all permanent improvements or alterations, additions, repair or works made on the leased premises (i.e. those which cannot be removed without defacing the premises) shall upon completion, form an integral part of tile leased premises and shall not be removed therefrom and shall belong to and become the exclusive property of the LESSOR; without any right on the part of the LESSEE, to be reimbursed for the cost nor value thereof.

Section 2. Paragraph 6 of the Contract is hereby amended to read as follows:

     Paragraph 6. During the existence of this lease, the LESSEE shall pay the expenses for the electric power, water, telephone, and other utility services which may be used or consumed by the LESSEE in the leased premises. Any breakdown for any reason or cause of whatsoever of any said utilities within the building or the leased premises shall not make the LESSOR answerable for damages.

          Repair in the utility services system, including water pipes and toilet equipment and facilities within the leased premises shall be undertaken by the LESSOR, provided however, that if the making of such repair has been rendered necessary due to damage resulting from the fault or negligence of the LESSEE's employee, agent, guest, client or customer, said repairs shall be at the LESSEE's expense.

          No delay in the making of such repairs nor defectiveness or satisfactory condition thereof shall render the LESSOR liable for damage to the LESSEE. However, if there is unreasonable delay in making repairs despite due notice in writing, the LESSEE shall have the option to preterminate the Lease and the advance payments and deposit, less deductions permitted pursuant to the Contract, shall be immediately returned to the LESSEE.

Section 3. Paragraph 7 of the Contract is hereby amended to read as follows:

     Paragraph 7 The LESSOR shall not be liable for any damages caused or arising from the failure of the water supply, failure of fluctuation of the electric current, or defects from the plumbing, water or electric installation, or bursting, leaking or running of any washstand, water closet, cistern, tank or waste pipe in or adjacent to the leased premises, or for damages caused by water coming through the roof. However, if there is unreasonable delay in making repairs despite due notice in writing, the LESSEE shall have the option to preterminate the Lease and the advance payments and deposit, less deductions permitted pursuant to the Contract, shall be immediately returned to the LESSEE.

          Except for reasons due to the fault or negligence of the LESSOR, the LESSEE during the occupancy of the leased premises hold the LESSOR free and harmless from any damages, liability or responsibility to any person arising out or as a consequence of the used of the leased premises by the LESSEE, members of their staff and guests.

Section 4. Paragraph 9 of the Contract is hereby amended to read as follows:

     Paragraph 9 Failure of the LESSEE for any reason whatsoever to pay any monthly rental for the lease premises on the date it is due, or violation by the LESSEE of the prohibition against assignment and sub-lease, or breach by the LESSEE of any of the conditions herein stipulated shall entitle/the LESSOR, at its sole option and judgment, to immediately, and without notice nor court action nor judicial order, enter and close the leased premises as LESSEE's attorney-in-fact and discontinue the use or occupancy thereof by the LESSEE until the LESSEE has remedied the breach to the complete satisfaction of the LESSOR, it being understood that said closure shall not abate the rentals nor subject the LESSOR to any kind of civil nor criminal suit by the LESSEE, or any of the LESSEE's employees, customers or other third persons.

Section 5. The Second Paragraph of Paragraph 13 of the Contract is hereby transferred as the Second Paragraph of Paragraph 10 of the Contract.

     IN WITNESS WHEREOF, the parties have hereunto signed these present in Pasig City, Philippines, this ___ day of December, 1998.


/s/ Rebecca A. Ynares                        MOMENTUM INTERNET
REBECCA A. YNARES                            (PHILIPPINES) INC.


                                             By: /s/ Anthony Tobin
                                             ANTHONY TOBIN
                                             President

                           SIGNED IN THE PRESENCE OF:

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                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )
             MANILA         )S.S.


     BEFORE ME, a Notary Public for and in MANILA Metro Manila, _______ this day of December, 1999 personally appeared the following:

NAME                       CTC/Passport No.       DATE/PLACE ISSUED

Rebecca A. Ynares          15869402               7 Jan. 1999/Binangonan, Rizal
Anthony Tobin              B 339203               18 July 89; Manila


known to me and to me known to be the same persons who executed the foregoing First Amended to the Contract of Lease, and acknowledged to me that the same is their true act and voluntary deed.

WITNESS MY HAND AND NOTARIAL SEAL on the date and place first above

Doc. No.
Page No.
Book No.
Series of 1999

                                        SEAL OF THE NOTARY PUBLIC